Exhibit 99.1

Theragenics® Reports Revenue & Earnings for First Quarter 2008

BUFORD, Ga.--(BUSINESS WIRE)--Theragenics Corporation® (NYSE: TGX), a medical device company serving the prostate cancer treatment and surgical products markets, today announced consolidated financial results for the first quarter ended March 30, 2008. Consolidated revenue for the first quarter of 2008 was $15.2 million, a decrease of 1% from the 2007 period. Revenue in the Company’s surgical products segment grew 7% in the first quarter of 2008 over the 2007 period. Revenue in the Company’s brachytherapy segment decreased 8% compared with the 2007 period.

For the first quarter of 2008, consolidated operating income was $2.3 million, compared to $1.7 million in 2007, increasing 30%. Operating income in the surgical products segment for the first quarter of 2008 was $1.3 million, more than double the 2007 period. Operating income in the brachytherapy segment was $942,000, a decrease of 18% from 2007. Consolidated net income was $1.6 million, compared to $1.2 million in 2007, increasing 40%. Diluted earnings per share were $0.05 in the first quarter of 2008 compared to $0.04 in 2007.

Items affecting comparability between periods include a change in the estimated service lives of certain depreciable assets in the first quarter of 2008, primarily an increase in the estimated service lives of the cyclotron equipment used in the brachytherapy segment from 10 years to 15 years. This change reduced depreciation expense by $438,000 and increased net income and diluted earnings per share by $279,000 and $0.01, respectively, in the first quarter of 2008. The Company previously announced this change in its year end conference call on February 7, 2008.

“Brachytherapy revenue was not as strong as previous quarters. This is reflective of market conditions and a general slowdown,” stated M. Christine Jacobs, Chairman and Chief Executive Officer. “Our surgical products business continued to grow. Profitability and cash flow in both of our businesses were strong. 2008 is a year we will focus on operational execution and M&A.”

Tables I and II to this press release contain condensed consolidated statements of earnings and balance sheets. Revenue and operating income by segment are summarized in Table III. Table IV includes a reconciliation of GAAP reported net earnings to earnings before interest, taxes, depreciation and amortization (EBITDA).

Theragenics will host a conference call today at 11:00 a.m. Eastern Time. To access the call, dial 800-538-9844 or 706-634-7274 and provide the conference ID 43842967. This call is also being broadcast live over the Internet, and a recording will be available for one month on the Company’s website. To access the webcast, log on to www.theragenics.com and select Investor Relations followed by selecting “Company Presentations”. You also can access a phone replay of the call until Midnight, May 8, by dialing 800-642-1687 or 706-645-9291 and providing the conference ID code: 43842967.

Theragenics Corporation (NYSE: TGX) operates two business segments: its brachytherapy seed business and its surgical products business. The brachytherapy business manufactures and markets its premier product, the palladium-103 TheraSeed® device (www.theraseed.com) and I-Seed, an iodine-125 based device, which are used primarily in the minimally invasive treatment of localized prostate cancer. Its surgical products business (www.cpmedical.com and www.galtmedical.com) manufactures and distributes wound closure and vascular access products. Wound closure products include sutures, needles and other surgical products with applications in, among other areas, urology, veterinary, cardiology, orthopedics, plastic surgery and dental. Vascular access includes introducers and guidewires used in the interventional radiology, interventional cardiology and vascular surgery markets. For additional information, call Theragenics’ Investor Relations Department at (800) 998-8479 or visit www.theragenics.com.

This press release contains disclosure of earnings before interest, taxes, depreciation and amortization (“EBITDA”), which is a non-GAAP financial measure. Management believes EBITDA provides an additional and meaningful assessment of the Company’s ongoing results and performance. Because the Company has historically reported EBITDA, management also believes that the inclusion of this non-GAAP measure provides consistency in its financial reporting and facilitates investors' understanding of the Company's historic operating trends by providing an additional basis for comparisons to prior periods. Management uses this non-GAAP measure to establish financial and operational goals, to monitor the Company's actual performance in relation to its business plan and operating budgets, and as part of several components it considers in determining incentive compensation. Management recognizes that the use of non-GAAP measures has limitations, including the fact that they may not be directly comparable with similar non-GAAP financial measures used by other companies. All non-GAAP financial measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as substitute for, financial information prepared in accordance with GAAP. For a reconciliation of EBITDA from GAAP reported net earnings, please see the supplemental information included with this press release.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks and uncertainties, including, without limitation, statements regarding future growth, opportunities and investments, and anticipated positive results in general. Actual results may differ materially due to a variety of factors, including, among other things, uncertainties related to the integration of acquired companies into the Theragenics organization, capitalization on opportunities for growth within the Surgical Products business, ability to recognize value from areas of shared expertise, risks and uncertainties related to competition within the medical device industry, development and growth of new applications within the markets for brachytherapy, wound closure, and vascular access and, more broadly, medical devices, competition from other companies within the brachytherapy, wound closure, vascular access and medical device markets, competition from other methods of treatment, new product development cycles, effectiveness and execution of marketing and sales programs, changes in product pricing, changes in costs of materials used in production processes, continued acceptance and demand of the Company’s products by the markets in which it operates, introduction and/or availability of competitive products by others, potential changes in third-party reimbursement, including Medicare reimbursement as administered by the Centers for Medicare and Medicaid Services (CMS), implementation of the new legislation by CMS, physician training, third-party distribution agreements, ability to execute on acquisition opportunities on favorable terms and successfully integrate any acquisitions, and other factors set forth from time to time in the Company’s Securities and Exchange Commission filings.

All forward looking statements and cautionary statements included in this document are made as of the date hereof based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

TABLE I
THERAGENICS CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	March 30, 2008	April 1, 2007
Product sales	$14,960	$15,227
License fees	275	224
Total revenue	15,235	15,451
Cost of sales	7,578	8,109
Gross profit	7,657	7,342
Operating expenses:
Selling, general & administrative	4,803	4,856
Amortization of purchased intangibles	469	469
Research & development	133	291
Loss on disposal of equipment	2	-
	5,407	5,616
Operating income	2,250	1,726
Non-operating items
Interest income	459	389
Interest expense	(146)	(183)
Other	4	1
	317	207
Earnings before income taxes	2,567	1,933
Income tax expense	931	765
Net earnings	$1,636	$1,168
Earnings per share:
Basic	$0.05	$0.04
Diluted	$0.05	$0.04
Weighted average shares:
Basic	33,162	33,074
Diluted	33,286	33,170

TABLE II
THERAGENICS CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

Assets	March 30, 2008	December 31, 2007
Cash, cash equivalents & marketable securities	$ 50,351	$ 48,789
Trade accounts receivable	7,955	7,882
Inventories	8,309	7,644
Deferred income tax asset	1,664	1,664
Prepaid expenses & other current assets	1,396	1,338
Total current assets	69,675	67,317
Property and equipment, net	27,774	27,972
Goodwill	38,658	38,658
Other intangible assets	11,412	11,881
Asset held for sale	2,900	2,900
Other long-term assets	93	93
Total assets	$ 150,512	$ 148,821

Liabilities & Shareholders’ Equity
Current liabilities – accounts payable & accrued expenses	$ 4,835	$ 4,989

Long-term debt	7,500	7,500
Contract termination liability	1,480	1,487
Deferred income tax liability, long-term	1,342	1,369
Decommissioning retirement obligation	613	602
Other long-term liabilities	284	255
Total long-term liabilities	11,219	11,213

Shareholders’ equity	134,458	132,619
Total liabilities & shareholders’ equity	$ 150,512	$ 148,821

TABLE III
THERAGENICS CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION (Unaudited)
(in thousands)

	Quarter Ended
	March 30, 2008	April 1, 2007
REVENUE
Brachytherapy seed	$7,966	$8,649
Surgical products	7,320	6,839
	15,286	15,488
Intersegment eliminations	(51)	(37)
Consolidated	$15,235	$15,451

	Quarter Ended
	March 30, 2008	April 1, 2007
OPERATING INCOME
Brachytherapy seed	$ 942	$ 1,150
Surgical products	1,296	578
	2,238	1,728
Intersegment eliminations	12	(2)
Consolidated	$ 2,250	$ 1,726

TABLE IV
THERAGENICS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON GAAP FINANCIAL MEASURES (Unaudited)

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)
(in thousands)

	Quarter Ended
	March 30, 2008	April 1, 2007
Net earnings	$1,636	$1,168
Income tax expense	931	765
Interest income	(459)	(389)
Interest expense	146	183
Other non-operating income/expense	(4)	(1)
Operating income	2,250	1,726
Depreciation and amortization	1,180	1,567
Stock based compensation amortization	218	193
EBITDA	$3,648	$3,486

CONTACT:
Theragenics Corporation
Company Contacts:
Frank Tarallo, 800-998-8479 OR 770-271-0233
CFO & Treasurer
or
Lisa Rassel, 800-998-8479 OR 770-271-0233
Manager of Investor Relations
www.theragenics.com